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                                                                     EXHIBIT 5.1



                                            July 22, 2002




Triad Financial Corporation
7711 Center Avenue, Suite 100
Huntington Beach, California 92647



                    Re:  Registration Statement

Ladies and Gentlemen:


               We have acted as counsel to Triad Financial Corporation, a California corporation. (the "Registrant") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Automobile Loan Asset-Backed Securities ("Securities") which the Registrant plans to offer in series, each series to be issued under a separate trust agreement, sale and servicing agreement and/or indenture (the "Agreements"), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement.


               We have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrant and such other instruments and Registrant and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.

               The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.


               We are admitted to the Bar of the State of California and we express no opinion except as to matters that are governed by federal law as to the laws of any other jurisdiction or the laws of the State of California. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.


               Based upon the foregoing, we are of the opinion that:


               (1) When, in respect of a series of Securities, the related Agreements have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such series, such Agreements will be valid and legally binding obligations of the Registrant; and


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               (2) When an agreement for a series of Securities has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the related Agreements, and issued and sold as contemplated in the Registration Statement and prospectus, as amended or supplemented and delivered pursuant to
Section 5 of the Act in connection therewith, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Agreements.


               We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine LLP in the Registration Statement and the related prospectus under the heading "Legal Opinions."

                                            Very truly yours,




                                            /s/ Dewey Ballantine LLP